UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2024

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ALSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2024, the Board of Directors (the “Board”) of Allison Transmission Holdings, Inc. (the “Company” or “Allison”) appointed G. Frederick Bohley, to serve as the Company’s Chief Operating Officer, effective June 4, 2024. Mr. Bohley will continue to serve as Chief Financial Officer and Treasurer of the Company.

Mr. Bohley, age 56, has served as the Company’s Senior Vice President, Chief Financial Officer and Treasurer since June 2019. Mr. Bohley joined Allison in 1991 in the Finance organization where he held positions of increasing responsibility. In 2001, Mr. Bohley joined Marketing, Sales and Service, where he held the position of National Account Executive. He relocated to São Paulo, Brazil in 2003 as Director of Latin American Operations, and returned in 2006 as Director of International Marketing and Business Planning. Following Allison’s divestiture from General Motors, Mr. Bohley rejoined Finance and was promoted to Executive Director of Financial Planning and Analysis, Pricing and International Finance. He added Investor Relations to his responsibilities in 2013 and Business Planning in 2014. He was promoted to Vice President, with the added responsibility of the treasury department, in 2016 and became Treasurer in 2017. Mr. Bohley was then promoted to Vice President, Chief Financial Officer and Treasurer in 2018, and he added Business Development to his responsibilities in 2018. In 2019, he was named Senior Vice President and has had oversight responsibility for Information Systems and Services since 2020. Mr. Bohley holds a bachelor’s degree in business, with majors in accounting and finance, from the Kelley School of Business at Indiana University.

In connection with Mr. Bohley’s appointment as Chief Operating Officer, the Compensation Committee of the Board (the “Committee”) approved an increase to Mr. Bohley’s target equity award value under the Company’s long-term incentive program from 190% to 250% of his current salary. In order to give effect to this increase, effective June 4, 2024, the Committee granted to Mr. Bohley equity awards under the Company’s 2024 Equity Incentive Award Plan with a target value of $372,000, which value was divided equally between stock options, restricted stock units and performance stock units. The options and restricted stock units vest ratably over three years on the anniversary of the date of grant. The performance stock units vest no later than February 28, 2027, subject to the Committee’s determination that the performance conditions related to the Company’s relative total stockholder return as compared to that of the Company’s peer group over the performance period has been achieved.

Item 7.01	Regulation FD Disclosure.

On June 4, 2024, the Company issued a press release announcing the appointment of Mr. Bohley as Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release dated June 4, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: June 4, 2024	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary